UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36778	58-2488736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Address of principal executive offices, including zip code)

(262) 432-8282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

On September 30, 2015, Connecture, Inc. (the “Company”) and its wholly-owned subsidiary, DestinationRx, Inc., entered into an Amendment No. 9 to Credit Agreement (the “Credit Facility Amendment”) with Wells Fargo Bank, National Association, as administrative agent for the lenders named therein. The Credit Facility Amendment amended the Company’s Credit Agreement, to among other things: (i) decrease the Applicable Margin Relative to Base Rate and Libor Rate Loans by 50 basis points, respectively, (ii) modify the definition of LIBOR Rate to remove the .75 percent rate per annum minimum provision and, (iii) decrease the cumulative building quarterly EBITDA covenant for the trailing twelve month period ending on September 30, 2015 to $6,000,000 from $6,500,000.

The Credit Facility Amendment is filed as Exhibit 10.1, to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the Credit Facility Amendment is a summary and is qualified in its entirety by the respective terms of the Credit Facility Amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 9 to Credit Agreement, dated September 30, 2015, by and among Wells Fargo Bank, National Association, as administrative agent for the lenders named therein, the Company and DestinationRx, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTURE, INC.

Date: October 2, 2015	/s/ James P. Purko
James P. Purko
Chief Financial Officer